Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 3 to Form S-1 (No. 333-143619) of our report dated August 17, 2007, relating to the consolidated financial statements of Movie Star, Inc., which appears in such Prospectus.

We also consent to the reference to our firm under the headings ‘‘Summary Selected Historical Consolidated Financial and Other Data,’’ ‘‘Selected Historical Consolidated Financial and Other Data’’ and ‘‘Experts’’ in such Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
November 15, 2007